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Exhibit 99.3

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)
)
WAVE SYSTEMS CORP.,[1]	)	CASE NO. 16-10284-KJC
)
	)	Chapter 11
Debtor.	)
)
Re: Dkt. No. 130, 148

INTERIM ORDER PURSUANT TO SECTIONS 105, 361, 362, 363(c), 364(c)(1),

364(c)(2), 364(d)(1), 364(e) AND 507 OF THE BANKRUPTCY CODE (I)

AUTHORIZING CHAPTER 11 TRUSTEE TO (A) OBTAIN POST-PETITION

SECURED FINANCING FROM ESW CAPITAL, LLC; (B) UTILIZE CASH

COLLATERAL; AND (C) PAY CERTAIN RELATED FEES AND CHARGES; AND

(II) SCHEDULING A FINAL HEARING

Upon the motion, (the “Motion”), of David W. Carickhoff (the “Chapter 11 Trustee”), solely in his capacity as chapter 11 trustee of the estate above-captioned debtor (the “Estate”) pursuant to sections 105, 361, 362, 363(c), 364(c)(l), 364(c)(2), 364(d)(1), 364(e) and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rule 4001-2 of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), for entry of an interim financing order (the “Interim Financing Order”) and final financing order (the “Final Financing Order”), and among other things:

i.	authorizing the Chapter 11 Trustee on behalf of the Estate to obtain senior secured post-petition financing in an aggregate maximum principal amount of $3,000,000 (the “Post-Petition Financing”) on a superpriority basis pursuant to the terms and

[1]	The last four digits of the Debtor’s tax identification number are 7246. The Debtor’s address is 408 Pleasant Street, Lee, MA 01238.

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conditions of that certain post-petition promissory note in substantially the form attached hereto as Exhibit A (the “Post-Petition Note”; together with any additional agreements, documents, instruments and certificates executed, the ESW Bid (as defined below) and any orders in connection therewith, or otherwise delivered in connection therewith by the Chapter 11 Trustee on behalf of the Estate, collectively, the “Post-Petition Documents”), as borrower, and ESW Capital, LLC (“ESW”) as lender (the “Post-Petition Lender”);

ii.	authorizing the Chapter 11 Trustee (as applicable) to execute and deliver the Post-Petition Note and other Post-Petition Documents and to perform such other and further acts as may be necessary or desirable in connection with the Post-Petition Documents;

iii.	authorizing the Chapter 11 Trustee’s use of cash collateral, as defined in section 363(a) of the Bankruptcy Code (collectively, “Cash Collateral”), pursuant to the terms and conditions set forth in the Interim Financing Order, the Final Financing Order and the Post-Petition Note; and

iv.	scheduling a final hearing (the “Final Hearing”) to be held on or before June 20, 2016 to consider entry of a Final Financing Order authorizing the Post-Petition Financing on a final basis, as set forth in the Motion and the Post-Petition Documents filed with this Court.

Due and appropriate notice of the Motion under the circumstances, the relief requested therein and an interim hearing (the “Interim Hearing”) on the Motion having been held before this Court; and upon the entire record made at the Interim Hearing; and this Court having found good and sufficient cause appearing therefor;

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IT IS HEREBY FOUND:

A. Unless otherwise indicated herein, all capitalized terms used but not defined herein shall have the meanings given in the Motion.

B. On February 1, 2016 (the “Petition Date”), the Debtor filed a voluntary petition for relief with this Court under Chapter 7 of the Bankruptcy Code commencing a Chapter 7 case in the United States Bankruptcy Court for the District of Delaware (the “Court”), Case no. 16-10284 (the “Chapter 7 Case”).

C. On or about February 1, 2016, David Carickhoff was appointed as the chapter 7 trustee (in such capacity, the “Chapter 7 Trustee”).

D. On March 18, 2016, the Court entered the Order (A) Establishing Bid Procedures Relating to the Sale of the Debtor’s Assets; (B) Scheduling a Hearing to Consider the Proposed Sale and Approving the Form and Manner of Notice thereof; (C) Establishing Procedures Relating to the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (D) Granting Related Relief (Docket No. 52) (the “Bid Procedures Order”).

E. On April 4, 2016, ESW submitted its bid (Docket No. 110-1 (Exhibit A)) (as amended, supplemented or otherwise modified, the “ESW Bid”). The ESW Bid contemplated, among other things, that the Chapter 7 Case would be converted to a case under Chapter 11 of the Bankruptcy Code and ESW would provide post-petition financing to permit the Chapter 11 Trustee to operate the Debtor’s business, administer the Chapter 11 Case (as defined below), reorganize the Debtor and emerge from bankruptcy pursuant to a confirmed Chapter 11 plan of reorganization upon terms consistent with the ESW Bid (the “ESW Plan”).

F. On April 11, 2016, the Chapter 7 Trustee conducted a live auction for the sale of the Debtor’s assets.

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G. On April 12, 2016, the Chapter 7 Trustee declared the Chime Inc. bid as the successful bid for the wave.com domain name, and the ESW Bid to be the successful bid to sponsor a plan of reorganization (Docket No. 90).

H. On April 14, 2016, the Court entered the Order Pursuant to US.C. §§ J05(a) and 363, and Federal Rules of Bankruptcy Procedure 2002, 6004, 6006 and 9014 (I) Approving the Sale of Certain of the Debtor’s Assets; (II) Authorizing Consummation of the Transaction Contemplated Therein; and (III) Granting Related Relief (Docket No. 98) (the “Chime Sale Order”). Pursuant to the Chime Sale Order, the Estate received proceeds in the amount of $420,000 (the “Chime Proceeds”).

I. On April 29, 2016, the Court entered an order approving the ESW Bid as the Successful Bid to sponsor a plan of reorganization (the “Successful Bid”) (Docket No. 110) (the “Bid Approval Order”). The final terms of the ESW Bid are attached to the Bid Approval Order.

J. On May 16, 2016 (the “Conversion Date”), the Court entered an order (Docket No. 118) converting the Chapter 7 Case into a case under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Case”), and directing the appointment of a chapter 11 trustee. Thereafter, on May 20, 2016, David W. Carickhoff was appointed as chapter 11 trustee.

K. This Court has jurisdiction over the Chapter 11 Case and the Motion pursuant to 28 U.S.C. §§ 157(b) and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). Venue for this chapter 11 case and this Motion is proper under 28 U.S.C. §§ 1408 and 1409.

L. The Chapter 11 Trustee requires access to post-petition financing in an amount necessary to fund (i) the Debtor’s operations, (ii) the administrative costs of the Chapter 11 Case, and (iii) the pursuit of confirmation of a plan of reorganization.

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M. The Chapter 11 Trustee is unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. Financing on a post-petition basis is also not otherwise available pursuant to section 364(c) of the Bankruptcy Code.

N. The Post-Petition Lender will commit to providing Post-Petition Financing in an amount necessary to fund both the Debtor’s operations and the administrative costs of the Chapter 11 Case as set forth in an agreed-upon budget submitted by the Chapter 11 Trustee and acceptable to the Post-Petition Lender, in an amount not more than $3,000,000 (the “Stated Principal Amount”), upon the terms and conditions set forth herein.

O. Based on the record presented to this Court by the Chapter 11 Trustee, the Post- Petition Financing and use of Cash Collateral have been negotiated in good faith and at arm’s length between the Chapter 11 Trustee and the Post-Petition Lender and any credit extended and loans made to the Estate by the Post-Petition Lender pursuant to the Interim Financing Order, and the Post-Petition Documents (the “Post-Petition Obligations”) shall be deemed to have been extended, issued or made, as the case may be, in good faith within the meaning of, section 364(e) of the Bankruptcy Code and the Post-Petition Lender shall have all of the protections thereunder.

P. Based on the record before this Court, it appears that the terms of this Interim Financing Order, including, without limitation, the terms of the Post-Petition Financing are fair and reasonable under the circumstances, reflect the Chapter 11 Trustee’s exercise of prudent business judgment consistent with his fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

Q. The Chapter 11 Trustee has requested immediate entry of this Interim Financing Order. The permission granted herein to use Cash Collateral and obtain funds under the Post-

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Petition Financing is necessary to avoid immediate and irreparable harm to the Estate. This Court concludes that entry of this Interim Financing Order is in the best interests of the Estate and creditors as its implementation will, among other things, enhance the prospects for a successful completion of the case.

Based upon the foregoing findings and conclusions, and upon the record made before this Court at the Hearing, and good and sufficient cause appearing therefor, IT IS HEREBY ORDERED, DETERMINED AND DECREED that

1. Motion Granted. The Motion is granted on the terms and conditions set forth in this Interim Financing Order, with the foregoing findings incorporated herein by reference. Any objections to the Motion that have not previously been withdrawn or resolved are hereby overruled. This Interim Financing Order shall be valid and binding on all parties-in-interest and fully effective immediately upon entry.

Authorizations

2. The Chapter 11 Trustee, on behalf of the Estate, is hereby authorized to execute and enter into the Post-Petition Documents. The Post-Petition Note, the other Post-Petition Documents and this Interim Financing Order shall govern the financial and credit accommodations to be provided to the Estate by the Post-Petition Lender as described herein; provided that in the event of a conflict between the Post-Petition Documents and the Interim Financing Order, the Interim Financing Order shall control.

3. The Chapter 11 Trustee, on behalf of the Estate, is hereby authorized to borrow, on an interim basis, money pursuant to the Post-Petition Note up to an aggregate principal amount of $1,000,000.

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4. The Post-Petition Financing may be used in accordance with the terms of the Interim Financing Order and the Post-Petition Note (and subject to the Budget (defined below)) to fund the day-to-day working capital needs of the Debtor’s operations and the chapter 11 administrative expenses incurred during the pendency of the Chapter 11 Case and to allow the Debtor, if subsequently approved by the Court, to effectuate a restructuring (the “Restructuring”) via a plan of reorganization.

5. In furtherance of the foregoing and without further approval of this Court, the Chapter 11 Trustee, on behalf of the Estate, is authorized to perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution or recordation of security agreements, mortgages and financing statements), that may be reasonably required to ensure the performance of Estate obligations under the Post-Petition Financing, including, without limitation:

(i)	the execution, delivery and performance of the Post-Petition Documents, including, without limitation, the Post-Petition Note, any security and pledge agreements, any mortgages contemplated thereby;

(ii)	the execution, delivery and performance of one or more amendments, waivers, consents or other modifications to and under the Post-Petition Documents, in each case in such form as the Chapter 11 Trustee and the Post-Petition Lender may agree; provided, that, written notice of any material modification or amendment to the Post-Petition Documents shall be filed on the docket of the Chapter 11 Case and shall be served upon (i) counsel to any official committee appointed in the Chapter 11 Case (the “Committee”), (ii) the U.S. Trustee, and (iii) counsel to the Chapter 11 Trustee (collectively, the “Notice Parties”) each of whom shall have ten (10) days from the date of service of such notice within which to object in writing to such modification or amendment. If any Notice Party (or any other party in interest with requisite standing) timely objects to any such material modification or amendment to the Post-Petition Documents, such modification or amendment shall only be effective pursuant to an order of this Court; and

(iii)	the performance of all other acts required under or in connection with the Post-Petition Documents.

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6. Upon execution and delivery of the Post-Petition Note and the other Post-Petition Documents, such Post-Petition Documents shall constitute valid, binding and non-avoidable obligations of the Estate enforceable against the Estate in accordance with their respective terms and the terms of the Interim Financing Order for all purposes during the Chapter 11 Case, any subsequently converted case of the Debtor under chapter 7 of the Bankruptcy Code or after the dismissal of any case. No obligation, payment, transfer or grant of security under the Post-Petition Note, the other Post-Petition Documents or the Interim Financing Order shall be stayed, restrained, voidable, avoidable or recoverable under the Bankruptcy Code or under any applicable law (including without limitation, under sections 502(d), 548 or 549 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law), or subject to any defense, reduction, setoff, recoupment or counterclaim.

7. Borrowing; Use of Cash Collateral. Subject to the budget attached as Exhibit A to the Post-Petition Note (as modified from time to time with the consent of the Post-Petition Lender in its sole discretion, but without need for further Court order, the “Budget”)2 and solely in compliance therewith and subject further to the terms and conditions of the Interim Financing Order and the Post-Petition Documents, (a) the Post-Petition Lender will provide the Post-Petition Financing in accordance with the terms of the Post-Petition Documents, and (b) the Chapter 11 Trustee, on behalf of the Estate, is authorized to use Cash Collateral in accordance with the terms of the Interim Financing Order.

[2]	Any material amendments to the Budget shall be filed with the Court and served on the Notice Parties no later than three (3) business day after such amendment. If any party in interest objects to such amendment, the Chapter 11 Trustee shall promptly schedule such objection to be heard by the Court.

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8. The Chapter 11 Trustee is authorized and directed to pay all administrative fees and expenses of the Chapter 7 Case, once such fees are allowed by the Court after separate notice and hearing (the “Chapter 7 Administrative Claims”) from and up to the amount of the Chime Proceeds (the “Chapter 7 Payment”) and such allowed Chapter 7 Administrative Claims paid from the Chime Proceeds shall not otherwise be payable from the Post-Petition Financing, the ESW Sale proceeds or pursuant to the ESW Plan. To the extent that any allowed Chapter 7 Administrative Claims remain unpaid following the Chapter 7 Payment, such allowed Chapter 7 Administrative Claims shall be payable via the ESW Plan or from the proceeds of the ESW Asset Sale, as applicable. For the avoidance of doubt, no allowed Chapter 7 Administrative Claims shall be payable via the ESW Plan, unless and until the entirety of the Chime Proceeds have been exhausted solely from application of the Chime Proceeds to the Chapter 7 Administrative Claims.

9. Interest, Fees, Costs and Expenses. The Post-Petition Obligations shall bear interest at nine percent (9%) per annum payable monthly as provided in the Post-Petition Note. After an Event of Default (as described below), the interest shall accrue at the interest rate set forth in the preceding sentence plus two percent (2%) per annum payable monthly as provided in the Post-Petition Note.

10. Event of Default. Each of the following events, unless waived by the Post-Petition Lender in writing, shall constitute an “Event of Default”:

(i)	The Chapter 11 Trustee, on behalf of the Estate (A) fails to pay any payment (whether principal, interest, or otherwise) when such amount becomes due and payable under the Post-Petition Note or (B) defaults in the due performance or observance of any other term, covenant, or agreement contained in the Post-Petition Note (and, if such default is capable of being remedied, it has not been remedied within the cure period set forth in the Post-Petition Note or, if no such cure period is provided, it has not been remedied to the reasonable satisfaction of the Post-Petition Lender five (5) business days following the occurrence of such event of default);

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(ii)	any representation, warranty, or statement made by the Chapter 11 Trustee, on behalf of the Estate, herein or in the Post-Petition Note or in any certificate delivered in connection with the Post-Petition Note shall prove to be untrue in any material respect on the date on which made or deemed made;

(iii)	the security interest granted to the Post-Petition Lender shall cease to be in full force and effect, or shall cease to create a perfected security interest in, and lien on, the Post-Petition Collateral purported to be created thereby;

(iv)	the Post-Petition Note is, or becomes, invalid or ineffective or unenforceable against the Estate, in whole or in part, or Chapter 11 Trustee so asserts or at any time denies the liability or the Post-Petition Obligations under the Post-Petition Note;

(v)	the Bankruptcy Court shall enter an order dismissing the Chapter 11 Case or converting it to a case under chapter 7 or any other chapter of the Bankruptcy Code, or appointing a responsible officer other than the Chapter 11 Trustee, or appointing an examiner with enlarged powers relating to the operation of the Debtor’s business (beyond those set forth in sections 1106(a)(3) or (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code, in each case, without the consent of the Post-Petition Lender;

(vi)	the Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code authorizing an action by a lienholder (other the Post-Petition Lender) on assets of the Debtor and/or the Estate, that the lienholder has a lien on, having an aggregate value in excess of $50,000;

(vii)	the Chapter 11 Trustee shall seek to, or shall support any other person’s motion to, disallow in whole or in part the Post-Petition Obligations or to challenge the validity, priority, or enforceability of the Post-Petition Lender’s liens and superpriority claims hereunder;

(viii)	a Post-Petition Financing Order shall be entered in form and substance that is not acceptable to the Post-Petition Lender in its sole discretion or, from and after the date of entry thereof, any Post-Petition Financing Order shall cease to be in full force and effect or shall have been vacated, stayed, reversed, modified or amended (or the Chapter 11 Trustee, on behalf of the Estate shall take any step to accomplish any of the foregoing) without the consent of the Post-Petition Lender;

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(ix)	the Chapter 11 Trustee, on behalf of the Estate, shall make any payments on any indebtedness which arose before the Petition Date other than as provided in the Budget or otherwise consented to by the Post-Petition Lender;

(x)	the Chapter 11 Trustee, on behalf of the Estate, shall be in breach or shall fail to comply with the terms of the Interim Financing Order or the ESW Bid, in any material respect;

(xi)	the failure to obtain Orders from the Bankruptcy Court, acceptable in form and substance to the Post-Petition Lender, (a) approving the Disclosure Statement (as defined in the ESW Bid) on or before July 15, 2016 (or such later date to which Post-Petition Lender shall agree in writing), or (b) confirming the ESW Plan by August 30, 2016 (or such later date to which Post-Petition Lender shall agree in writing), subject only to the Bankruptcy Court’s docket;

(xii)	the occurrence of the Maturity Date;

(xiii)	the Interim Financing Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the Post-Petition Lender (which consent may be withheld in its sole discretion);

(xiv)	one or more judgments or decrees shall be entered against the Estate involving in the aggregate a post-Petition Date liability (not paid or fully covered by insurance or otherwise considered permitted Indebtedness) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment;

(xv)	the Post-Petition Note or any other Post-Petition Document shall cease, for any reason, to be in full force and effect or the Chapter 11 Trustee, on behalf of the Estate, shall so assert in writing, or any such document shall cease to be effective to grant a perfected lien on any material item of Post-Petition Collateral described therein with the priority purported to be created thereby;

(xvi)	the Chapter 11 Trustee, on behalf of the Estate, shall fail to provide all information, approvals, documents or other instruments as Post-Petition Lender may reasonably request, and is customary for post-petition lenders or plan sponsors to request;

(xvii)	a plan of reorganization, liquidating plan or disclosure statement shall be filed by the Chapter 11 Trustee, on behalf of the Estate, that is inconsistent with the terms of the ESW Bid;

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(xviii)	an application or motion shall be filed by the Chapter 11 Trustee, on behalf of the Estate, for the approval of post-petition financing from any party other than ESW, including financing that provides for super-priority claims or priming liens on any of ESW’s collateral without ESW’s consent in writing in its sole and absolute discretion; or

(xix)	the Bankruptcy Court’s confirmation of a competing plan to that of ESW’s, or approval of any transaction for the sale or disposition of any of the Debtor’s assets other than that to ESW.

11. Upon written notice by the Post-Petition Lender of the occurrence of an Event of Default under subparagraphs 10(i)-(xvi), above, upon entry of the Supplemental Sale Order (as defined in the Bid Approval Order), and after five (5) days’ written notice by the Post-Petition Lender to the Chapter 11 Trustee, the U.S. Trustee, and counsel to any official Committee appointed in this case, ESW and the Chapter 11 Trustee shall consummate the ESW Asset Sale (as defined in the Bid Approval Order) pursuant to the ESW Asset Sale Process (as defined in the Bid Approval Order). Upon the closing of the ESW Asset Sale, repayment of any and all outstanding Post-Petition Obligations (and any obligation of the Trustee or his successor or the Estate therefore) and all Post-Petition Liens (as defined below) and Superpriority Claims shall be waived and released, and no amounts extended under the Post-Petition Financing shall be due or paid.

12. Upon the occurrence of an Event of Default under subparagraphs 10(xvii), (xviii) or (xix), above and after ten (10) days’ written notice by the Post-Petition Lender to the Notice Parties (the “Default Notice Period”), the automatic stay shall terminate, and the Post-Petition Lender shall be permitted to exercise any remedies permitted by law, including any of the following actions, unless the Court determines during the Default Notice Period that an Event of Default has not occurred:

(i)	declare all or any portion of the outstanding Post-Petition Obligations due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Chapter 11 Trustee, on behalf of the Estate;

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(ii)	enforce all liens and security interests in the Post-Petition Collateral;

(iii)	institute proceedings to enforce payment of such Post-Petition Obligations;

(iv)	terminate the obligation of the Post-Petition Lender to make Loans; and

(v)	exercise any other remedies and take any other actions available to it at law, in equity, under the Post-Petition Note, the Bankruptcy Code, other applicable law or pursuant to this Post-Petition Financing Order.

provided however that the Post-Petition Lender shall continue to fund the Debtor’s operations, pursuant to the Budget, through the Default Notice Period.

13. Termination of the Post-Petition Financing and Use of Cash Collateral. Except with respect to the payment of the Carve-Out (as defined herein), the Post-Petition Lender’s agreement to provide the Post-Petition Financing in accordance with the Post-Petition Documents and the Chapter 11 Trustee’s authorization to use Cash Collateral shall immediately and automatically terminate (except as the Post-Petition Lender may otherwise agree in writing in its sole discretion), upon the earliest to occur of any of the following (each, a “Termination Date”):

(i)	September 30, 2016;

(ii)	the date of final indefeasible payment and satisfaction in full in cash of the Post-Petition Obligations;

(iii)	the entry of an order by the Court granting a motion by the Debtor or the Chapter 11 Trustee (as applicable) to obtain additional financing from a party other than Post-Petition Lender under section 364 of the Bankruptcy Code unless the proceeds from such financing are used to immediately repay in cash the Post-Petition Obligations or unless such financing is subordinate to the Post-Petition Obligations and consented to in writing by the Post-Petition Lender;

(iv)	the dismissal the Chapter 11 Case or the conversion of the Chapter 11 Case into a case under chapter 7 of the Bankruptcy Code;

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(v)	the Interim Financing Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the Post-Petition Lender (which consent may be withheld in its sole discretion);

(vi)	the closing of the ESW Asset Sale

(vii)	the effective date of the ESW Plan; or

(viii)	upon ten (10) days written notice of any Event of Default under subparagraphs 10(xvii), (xviii) or (xix), of paragraph 10 above.

14. Superpriority Claims. Pursuant to section 364(c)(l) of the Bankruptcy Code, all of the Post-Petition Obligations shall constitute allowed senior administrative expense claims against the Debtor (the “Superpriority Claims”) with priority over any and all administrative expenses, adequate protection claims, diminution claims and all other claims against the Estate, now existing or hereafter arising, of any kind whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, and over any and all administrative expenses or other claims arising under sections 105, 326,328,330,331, 503(b), 507(a), 507(b), 546,726, 1113 or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which shall be payable from and have recourse to all pre- and post-petition property of the Debtor and all proceeds thereof, excluding, however, the proceeds of all Avoidance Actions and Estate Actions (as defined below), subject only to the Carve-Out to the extent specifically provided for herein.

15. Carve-Out. All liens and claims of or granted to the Post-Petition Lender shall be subject and subordinate to the payment, without duplication, of the following fees and claims (the amounts set forth below, together with the limitations set forth therein, collectively, the

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“Carve-Out”): (a) all allowed fees and expenses of attorneys, investment bankers and financial advisors (collectively, the “Estate Professionals”) employed by the Estate, the Chapter 11 Trustee or the Committee (as applicable) pursuant to sections 327, 328, 1102 and 1103 of the Bankruptcy Code which are accrued prior to the Termination Date to the extent set forth in (and limited by) the Budget, in each case, are accrued prior to the Termination Date (i) to the extent set forth in (and limited by) the Budget plus (ii) up to an additional aggregate amount of $75,000 to be shared by all of each of the Estate Professionals (and to fund any operations) (the “Termination Carve-Out Amount”); and (b) quarterly fees required to be paid pursuant to 28 U.S.C. § 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court or to the Debtor’s appointed claims agent. After the Termination Date, the Post-Petition Lender will fund the Termination Carve-Out Amount to the Chapter 11 Trustee. Notwithstanding any other provision of this Interim Order (including this paragraph above), the Court retains and shall have all authority to consider and approve all applications for fees and expenses by any Estate Professionals, including for reasonableness thereof, or on any other basis under the Bankruptcy Code or Bankruptcy Rules, or otherwise under applicable law, and all funds that may be set aside for or applied to any such amounts or obligations shall remain fully subject to disgorgement or reallocation, based on the Court’s orders exercising such reserved rights as described previously in this sentence, and all professionals described above in this sentence shall be and remain subject to the jurisdiction of this Court for the purposes described in this sentence.

16. Notwithstanding the foregoing, none of the Carve-Out proceeds from the Post-Petition Financing or Cash Collateral may be used (1) to investigate or challenge in any respect the validity, perfection, priority, extent or enforceability of the Post-Petition Liens, (2) to delay, challenge or impede any rights of the Post-Petition Lender under any of the Post-Petition

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Documents, or the Interim Financing Order, or (3) to pursue any claims or causes of action of any kind against the Post-Petition Lender (except for purposes of enforcement of the ESW Bid, the Bid Approval Order, the Post-Petition Financing Order or this Note). Nothing herein shall restrict the ability of the Committee, if any, or any other party to investigate or object to a disclosure statement or a plan of reorganization, and the Carve-Out, proceeds from the Post-Petition Financing and/or Cash Collateral may be used to pay approved fees and expenses of Estate Professionals employed by the Committee, if any, in connection therewith.

17. Notwithstanding any other provision of this Interim Order, under no circumstances shall any fees or expenses be paid to any Estate Professional absent order of the Court approving the same, upon application or motion on notice. Subject to the terms of the Interim Financing Order, the Chapter 11 Trustee shall be permitted to pay compensation and reimbursement of any Court-approved reasonable fees and expenses of the Estate Professionals allowed and payable under sections 328, 330 or 331 of the Bankruptcy Code, as the same may be due and payable, that constitute pre-Termination Date expenses and such payments shall not reduce or be deemed to reduce the post-Termination Date fees and expenses.

(i)	For the avoidance of doubt, and as provided for in the Note, the final Borrowing Notice (the “Final Borrowing Notice”) shall include the amount of accrued fees estimated to be due and owing to the Estate Professionals, pursuant to further order from the Court, including such Court-approved fees to be paid after the consummation of the ESW Asset Sale or the Effective Date of the ESW Plan. Such accrued amounts may not exceed amounts budgeted under the Budget for each respective Estate Professional. The Post-Petition Lender will fund the Final Borrowing Notice from the Post-Petition Loans to be held by the Estate, or subsequently, a distribution agent, in a segregated account, payable only upon further fee order from the Court.

18. Liens to Secure the Post-Petition Obligations. As security for the Post-Petition Obligations, effective and perfected upon the date of this Post-Petition Financing Order and without the necessity of the execution, recordation of filings by the Chapter 11 Trustee or the

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Post-Petition Lender of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Post-Petition Lender of or over any Post-Petition Collateral (as defined below), the following security interests and liens are hereby granted by the Chapter 11 Trustee, on behalf of the Estate, to the Post-Petition Lender for its benefit (all property identified in clauses (a) and (b) below being collectively referred to as the “Post-Petition Collateral”), subject, only to the payment of the Carve-Out (all such liens and security interests granted to the Post-Petition Lender for its benefit pursuant to the Interim Financing Order and the Post-Petition Documents, the “Post-Petition Liens”):

(a) First Lien on All Property. Except for with respect to Permitted Liens (as defined in 18(b) below), pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected first priority senior security interest in and lien upon all pre- and post-petition property of the Debtor or its estate, whether existing on the Petition Date or thereafter acquired (collectively, “Property”), including, without limitation, any such cash of the Debtor and any investment of such cash, inventory, accounts receivable, other rights to payment whether arising before or after the Petition Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other intellectual property, commercial tort claims, equity interests, and the proceeds of all the foregoing. For purposes of the Interim Financing Order, the Property shall expressly exclude the proceeds of the Estate’s claims and causes of action under sections 502(d), 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code and any other avoidance actions under the Bankruptcy Code (collectively, “Avoidance Actions”) and other Estate causes of actions (the “Estate Actions”), which Avoidance Actions and Estate Actions shall not be subject to the Post-Petition Liens, Superpriority Claims or any other liens or superpriority claims.

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(b) Liens Junior to Certain Other Liens. Pursuant to Bankruptcy Code section 364(c)(3), a valid, binding, continuing, enforceable, fully perfected junior security interest in and lien upon all pre-petition and post-petition property of the Debtor, whether now existing or hereafter acquired, that is subject to either (i) a valid, perfected and unavoidable lien, which was in existence immediately prior to the Petition Date, or (ii) a valid and unavoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code (collectively, the “Permitted Liens”), which security interests and liens in favor of the Post-Petition Lender are junior to such valid, perfected and unavoidable Permitted Liens.

(c) Liens Senior to Certain Other Liens. Except for with respect to Permitted Liens, the Post-Petition Liens shall not be subject or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the Estate under section 551 of the Bankruptcy Code, (ii) except as provided under applicable non-bankruptcy law, any liens arising after the Petition Date including, without limitation, any liens or security interests granted in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtor or (iii) any intercompany or affiliate liens of the Debtor.

(d) Chime Proceeds. For the avoidance of doubt, the Post-Petition Liens shall not attach to any Chime Proceeds to be disbursed as part of the Chapter 7 Payment, but shall attach to any Chime Proceeds remaining after payment of the Chapter 7 Payment.

19. Perfection of Post-Petition Liens. The Post-Petition Liens shall be, subject to entry of a Final Order, deemed duly perfected and recorded under all applicable federal or state

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or other laws as of the date hereof, and no notice, filing, mortgage recordation, possession, further order, landlord or warehousemen lien waivers or other third party consents or other act, shall be required to effect such perfection; provided, however, that notwithstanding the provisions of section 362 of the Bankruptcy Code, (i) the Post-Petition Lender, may, at its sole option, file or record or cause the Chapter 11 Trustee, on behalf of the Estate, to obtain any such landlord or warehousemen lien waivers or other third party consents or execute, file or record, any such UCC financing statements, notices of liens and security interests, mortgages, amendments to mortgages and/or other similar documents or instruments as the Post-Petition Lender may require, and (ii) the Post-Petition Lender may require the Chapter 11 Trustee, on behalf of the Estate, to deliver to the Post-Petition Lender, any chattel paper, instruments or securities evidencing or constituting any Post-Petition Collateral, and the Chapter 11 Trustee shall cooperate and comply therewith. If the Post-Petition Lender, in its sole discretion, shall elect for any reason to cause to be obtained any landlord or warehouse lien waivers or other third party consents or cause to be filed or recorded any such notices, financing statements, mortgages, amendments to mortgages or other documents or instruments with respect to such security interests and liens, or if the Post-Petition Lender, in accordance with the Post-Petition Documents or this Interim Financing Order, elects to take possession of any Post-Petition Collateral, all such landlord or warehouse lien waivers or other third party consents, financing statements, mortgages, amendments to mortgages or similar documents or instruments or taking possession shall be deemed to have been filed or recorded or taken in these cases as of the commencement of these cases but with the priorities as set forth herein. The Post-Petition Lender may (in its sole discretion), but shall not be required to, file a certified copy of this Interim Financing Order in any filing or recording office in any county or other jurisdiction in which the Debtor has real or personal property and such filing or recording shall constitute further evidence of the Post-Petition Lender’s interest in the Post-Petition Collateral.

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20. Lender Fees. The Chapter 11 Trustee, on behalf of the Estate, is hereby authorized to pay all fees, expenses, out-of-pocket costs, and other amounts incurred by ESW in connection with the Chapter 11 Case, solely to the extent payable under the terms of the Post-Petition Documents and consistent with the Budget (the “ESW Fees”). All ESW Fees shall constitute Post-Petition Obligations and shall be secured by the Post-Petition Collateral and afforded all of the priorities and protections afforded to the Post-Petition Obligations under this Order and the Post-Petition Documents. ESW’s professionals shall serve detailed invoices documenting the fees and expenses of such professionals to the Notice Parties on a monthly basis. Such invoices shall be kept confidential under section 107(b) of the Bankruptcy Code, shall not be disclosed to any other person or entity absent further order of the Court, and shall not be a waiver of any privilege. Absent objection by any of the Notice Parties within ten (10) days from receipt of an invoice, the Chapter 11 Trustee, on behalf of the Estate, shall pay such invoice. If any of the Notice Parties object to the reasonableness of any Lender Fees, such Notice Party must provide ESW written notice of such objection within ten (10) days of receipt of the summary invoice. Any objection that cannot be resolved between the parties shall be scheduled by the Chapter 11 Trustee to be resolved by this Court. All undisputed Lender Fees shall be timely paid.

21. Preservation of Rights Granted Under this Interim Financing Order. No claim or lien having a priority superior to or pari passu with those granted by the Interim Financing Order to the Post-Petition Lender shall be granted or allowed, except as to Permitted Liens and/or as provided under applicable non-bankruptcy law, until the occurrence of (i) the payment in full in cash or immediately available funds of all of the Post-Petition Obligations or the application of

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all of the Post-Petition Obligations to the consideration paid by the Post-Petition Lender to fund the reorganization of the Debtor, (ii) the termination or expiration of all commitments to extend credit to the Debtor under the Post-Petition Documents, and (iii) the payment in cash in full into a segregated account of the Chapter 11 Trustee in respect of any asserted claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which the Post-Petition Lender may be entitled to indemnification by the Debtor (“Paid in Full”). Release of the segregated funds shall be subject to further Court order. While any portion of the Post-Petition Financing (or any refinancing thereof) or the Post-Petition Obligations remain outstanding and the commitments thereunder have not been terminated, the Post-Petition Liens shall not, except as provided under applicable non-bankruptcy law, be (x) subject or junior to any lien or security interest that is avoided and preserved for the benefit of the Debtor’s estate under section 551 of the Bankruptcy Code or (y) subordinated to or made pari passu with any other lien or security interest under section 364(d) of the Bankruptcy Code.

22. If an order dismissing the Chapter 11 Case under section 1112 of the Bankruptcy Code or otherwise is entered at any time prior to the Post-Petition Obligations being Paid in Full, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (i) the Superpriority Claims, Post-Petition Liens granted to the Post-Petition Lender shall continue in full force and effect and shall maintain their priorities as provided in the Interim Financing Order until all Post-Petition Obligations shall have been indefeasibly paid in cash in full (and that such Superpriority Claims and Post-Petition Liens, shall, notwithstanding such dismissal, remain binding on all parties in interest) and (ii) to the extent permitted by applicable law, this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in (i) above.

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23. If any or all of the provisions of the Interim Financing Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (i) the validity, priority or enforceability of any Post-Petition Obligations incurred prior to the actual receipt of written notice by the Post-Petition Lender of the effective date of such reversal, stay, modification or vacation or (ii) the validity or enforceability of the Superpriority Claims and Post-Petition Liens granted hereby with respect to any Post-Petition Obligations. To the extent permitted by applicable law, notwithstanding any such reversal, stay, modification or vacation, any use of Cash Collateral or Post-Petition Obligations incurred by the Estate prior to the actual receipt of written notice by the Post-Petition Lender of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of the Interim Financing Order, and the Post-Petition Lender shall be entitled to all the rights, remedies, privileges and benefits granted in section 364(e) of the Bankruptcy Code, the Interim Financing Order and pursuant to the Post-Petition Documents with respect to all uses of Cash Collateral and the Post-Petition Obligations.

24. Except as expressly provided in the Interim Financing Order or in the Post-Petition Documents, or until the Post-Petition Obligations are Paid in Full, the Post-Petition Liens, the Superpriority Claims, and all other rights and remedies of the Post-Petition Lender granted by the provisions of the Interim Financing Order and the Post-Petition Documents shall survive, and shall not be modified, impaired or discharged by (i) the entry of an order converting the Chapter 11 Case to a case under chapter 7, or dismissing the Chapter 11 Case or (ii) the entry of an order confirming a plan of reorganization in the Chapter 11 Case (other than a plan of reorganization which is consistent with the terms of the ESW Bid) and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtor has waived any discharge as to any remaining

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Post-Petition Obligations. The terms and provisions of the Interim Financing Order and the Post-Petition Documents shall continue in the Chapter 11 Case, or in any superseding chapter 7 case under the Bankruptcy Code, and the Post-Petition Liens, and the Superpriority Claims and all other rights and remedies of the Post-Petition Lender granted by the provisions of the Interim Financing Order and the Post-Petition Documents shall continue in full force and effect until the Post-Petition Obligations are Paid in Full.

25. Treatment of Post-Petition Obligations in ESW Plan. Notwithstanding anything to the contrary in this Order or in the Post-Petition Documents, any plan of reorganization proposed by the Chapter 11 Trustee and ESW as contemplated by the ESW Bid shall provide for the treatment of the Post-Petition Obligations, the Post-Petition Liens and the Superpriority Claim on terms that are consistent with the terms of the ESW Bid.

26. Right to Credit Bid. Subject to section 363(k) of the Bankruptcy Code and entry of this Interim Financing Order, the Post-Petition Lender shall have the right to “credit bid” the full amount of the Post-Petition Obligations then outstanding in connection with any sale of all or any portion of the Debtor’s assets, including, without limitation, a sale transaction under section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(iii) of the Bankruptcy Code (other than with respect to the ESW Asset Sale (as defined in the Bid Approval Order)).

27. Effect of Stipulations on Third Parties. Each stipulation, admission and agreement contained in the Interim Financing Order, shall be binding upon the Debtor, the Chapter 11 Trustee, and any successor thereto (including, without limitation, any chapter 7 trustee or any successor chapter 11 trustee appointed or elected for the Debtor) under all circumstances and for all purposes existing as of the date hereof. Each stipulation, admission and agreement contained in the Interim Financing Order shall also be binding upon all other parties in interest, including, without limitation, the Committee, if any, under all circumstances and for all purposes.

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28. Upon approval of the Interim Financing Order, notwithstanding anything to the contrary herein, upon written notice to the landlord of any of Debtor’s leased premises that an Event of Default has occurred and is continuing, to the extend allowed by applicable non-bankruptcy law, the Post-Petition Lender shall be entitled to the Debtor’s rights and privileges under such lease(s) without interference from such landlord, including, if applicable, the right to enter upon such leased premises for the purpose of exercising any right or remedy with respect to the collateral located thereon; provided that such Post-Petition Lender shall pay to such landlord rent first accruing after the above referenced written notice and during the period of occupancy by such Post-Petition Lender, calculated on a per diem basis and any such amount paid shall be deemed to be Post-Petition Obligations, as applicable.

29. Financial Reporting. The Chapter 11 Trustee shall provide any reporting provided for under the Post-Petition Note.

30. Covenants. Unless otherwise modified pursuant to the Interim Financing Order, the Chapter 11 Trustee acknowledges and agrees on behalf of the Estate that he shall cause the timely compliance with all of the covenants set forth in the Interim Financing Order and the Post-Petition Documents.

31. Binding Effect on Successors and Assigns. The Post-Petition Documents and the provisions of the Interim Financing Order, including all findings herein, shall be binding upon all parties in interest in the Chapter 11 Case, including, without limitation, the Committee, if any, the Chapter 11 Trustee, on behalf of the Estate, the Post-Petition Lender and each of their respective successors and assigns (including any chapter 7 or any successor chapter 11 trustee

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hereinafter appointed or elected for the estate of the Debtor, an examiner appointed pursuant to section 1104 of the Bankruptcy Code or any other fiduciary appointed as a legal representative of the Debtor or with respect to the property of the estate of the Debtor) and shall inure to the benefit of the Post-Petition Lender, the Chapter 11 Trustee, the Estate, and each of their respective successors and assigns, provided, however, that the Post-Petition Lender shall have no obligation to permit the use of Cash Collateral or to extend any financing to any chapter 7 trustee or similar responsible person appointed for the estate of the Debtor. In determining to make any loan (whether under the Post-Petition Promissory Note or otherwise) or permit the use of Cash Collateral or in exercising any rights or remedies as and when permitted pursuant to the Interim Financing Order or the Post-Petition Documents, the Post-Petition Lender shall not (i) be deemed to be in control of the operations of the Debtor, or (ii) be deemed to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtor (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29 U.S.C. §§ 9601, et seq., as amended, or any similar federal or state statute).

32. Effectiveness. This Interim Financing Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable nunc pro tunc to the Conversion Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 or 9024, any other Bankruptcy Rule or Rule 62(a) of the Federal Rules of Civil Procedure, the Interim Financing Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of the Interim Financing Order.

33. Objections Overruled or Withdrawn. All objections to the entry of the Interim Financing Order have been withdrawn or are hereby overruled.

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34. Controlling Effect of Interim Financing Order. To the extent any provisions in this Interim Financing Order conflict with any provisions of the Motion, or any Post-Petition Document, the provisions of this Interim Financing Order shall control.

35. Interim Financing Order Effective. This Interim Financing Order shall be effective as of the date of signature by the Court notwithstanding the possible application of Bankruptcy Rules 4001(a)(3), 6004(h), 7062, 9014 or otherwise.

36. The Final Hearing to consider to consider entry of a Final Financing Order authorizing the Post-Petition Financing on a final basis shall be held, if necessary, on June 16, 2016 at 9:30 a.m. (ET). Objections to the Motion must be filed with the Bankruptcy Court and served by 4 p.m. (ET) on June 9, 2016 on (a) the Office of the United States Trustee for the District of Delaware, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801, Attn: Juliet Sarkessian (Juliet.M.Sarkessian@usdoj.gov); (b) counsel to the Chapter 11 Trustee, Archer & Greiner, P.C., 300 Delaware Avenue, Suite 1100, Wilmington, DE 19801, Attn: Alan Root (aroot@archerlaw.com); and (c) counsel to the Post-Petition Lender, Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor New York, NY 10112, Attn: Trevor R. Hoffmann (trevor.hoffmann@haynesboone.com)).

37. This Interim Order, and notice of the final hearing on the Motion, shall be served on the following parties: all persons and entities who were served with the Motion; the top 20 unsecured creditors; any official Committee (if and when it is appointed); all persons or entities claiming an security interest or lien in any of the Debtor’s collateral, including but not limited to anyone asserting a warehouseman’s lien; the Security and Exchange Commission; the Internal Revenue Service; all state and local taxing authorities in the states in which the Debtor does business; any federal or state regulatory authorities governing the Debtor’s industry; the U.S.

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Attorney’s Office; Delaware Attorney General; U.S. Trustee; all landlords with whom the Debtor has a lease or which otherwise may be affected by any provision of this Interim Order or the proposed Final Order; any warehouseman; and anyone who had filed a 2002 request for service.

Dated: May 25, 2016	/s/ Kevin J. Carey
Wilmington, Delaware	Honorable Kevin J. Carey United States Bankruptcy Judge